EXHIBIT 10.3

                               NBC HOLDINGS CORP.

                           2005 RESTRICTED STOCK PLAN

                       RESTRICTED STOCK PURCHASE AGREEMENT


        This RESTRICTED STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of this 31st day of March, 2006 (the "GRANT DATE"), between NBC Holdings Corp., a Delaware corporation (the "COMPANY"), and Alan Siemek (the "PURCHASER").

        WHEREAS, the Purchaser is an employee of the Company whose participation is considered by the Company to be important for its growth; and

        WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, 1,400 shares of the Company's Common Stock, par value $.001 per share (the "PURCHASED SHARES"), all in accordance with the terms and conditions set forth in this Agreement and the Plan described below.

        NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

        1. RELATIONSHIP TO PLAN. This Agreement is entered into pursuant to the Company's 2005 Restricted Stock Plan (the "PLAN"), and is in all respects, subject to the terms and conditions of the Plan, a copy of which has been provided to the Purchaser (the receipt of which the Purchaser hereby acknowledges). The Purchaser hereby acknowledges that the Purchaser's purchase of the Purchased Shares is subject to all of the terms and provisions of the Plan. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed thereto in the Plan. The Purchaser further agrees that all decisions under and interpretations of the Plan by the Company shall, subject to the terms of the Plan, be final, binding and conclusive upon the Purchaser and the Purchaser's successors, permitted assigns, heirs and legal representatives.

        2. SALE OF STOCK. The Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the Purchased Shares, at the price of $0.01 per share, for an aggregate purchase price of $14.00.

        3. PAYMENT OF PURCHASE PRICE. The aggregate purchase price for the Purchased Shares shall be paid to the Company by delivery to the Company at the time of execution of this Agreement of cash in an amount equal to such aggregate purchase price.

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        4. ISSUANCE OF CERTIFICATE FOR THE PURCHASED SHARES. Upon receipt by the
Company of full payment of the purchase price as described in Section 3, the Company shall issue in the name of the Purchaser duly executed certificates evidencing the Purchased Shares (the "CERTIFICATES"), which Certificates shall be endorsed with the legends required under (i) the Stockholders Agreement, dated as of March 4, 2004, by and among the Company and the Stockholders (as such term is defined therein) (the "STOCKHOLDERS AGREEMENT"), (ii) the Stock Repurchase Agreement, dated as of the date hereof, between the Company and the Purchaser (the "REPURCHASE AGREEMENT") and (iii) the Plan. The Purchased Shares shall be held in escrow in accordance with the terms of the Repurchase
Agreement.

        5. AGREEMENT TO ENTER INTO STOCKHOLDERS AGREEMENT AND REPURCHASE AGREEMENT. The Purchaser agrees, to the extent not already a party thereto, to become a party to the Stockholders Agreement by signing an instrument of adherence to the Stockholders Agreement, and the grant of the Award and delivery of the Certificates is made expressly conditioned on such execution by the Purchaser of the Stockholders Agreement. The Purchaser agrees to execute and deliver the Repurchase Agreement and the grant of the Award and delivery of the Certificates is made expressly conditioned on such execution by the Purchaser of the Repurchase Agreement.

        6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

        (a) The Purchaser hereby represents and warrants to the Company, its officers, directors, agents, and employees as follows:

               (i) That the Purchaser has had an opportunity to ask questions of and receive answers from the authorized representatives of the Company, and to review any relevant documents and records concerning the business of the Company and the terms and conditions of this investment, and that any such questions have been answered to the Purchaser's full satisfaction.

               (ii) That the Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Company.

               (iii) That the Purchased Shares are being acquired for the Purchaser's own account for investment and not with a view toward subdivision, resale, or redistribution thereof in a manner prohibited under the Securities Act of 1933, as amended (the "ACT"). Other than the Stockholders Agreement and the Repurchase Agreement, the Purchaser has no contract, undertaking, agreement, understanding, or arrangement with any person to sell, transfer, or pledge to any person any part or all of the Purchased Shares for which the Purchaser hereby subscribes, or any interest therein, and has no present plans to enter into the same.

               (iv) That the Purchaser is an "ACCREDITED INVESTOR" as defined in Regulation D of the Act by virtue of the Purchaser's being an executive officer or director of the Company, if not otherwise.

               (v) That all information which the Purchaser has provided (or will provide) concerning the Purchaser and the Purchaser's financial position, is correct and complete as of the date of this Agreement.

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        (b) The Purchaser acknowledges that the Company and its officers, directors, employees, and agents are relying on the truth and accuracy of the representations and warranties set forth in Section 6(a) in connection with the offering of Purchased Shares for sale to the Purchaser without having first registered the Purchased Shares under the Act. All representations, warranties, and covenants contained in this Agreement shall survive the acceptance of this Agreement and the sale of the Purchased Shares. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment, or agreement made herein by the Purchaser shall in any manner be deemed to constitute a waiver of any rights granted to the Purchaser under federal or state securities laws.

        7. INVESTMENT INTENT.

        (a) The parties agree that none of the Purchased Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way (including, without limitation, by operation of law, except upon the death of Purchaser) unless and until (i) such Purchased Shares or such beneficial interest, as the case may be, proposed to be sold, transferred, assigned, pledged, encumbered or otherwise disposed of are registered pursuant to an effective registration filed with the Securities and Exchange Commission pursuant to the Act or (ii) if required by the Company, the Company shall have received, at the Purchaser's expense, an opinion, in form and substance satisfactory to the Company, from legal counsel satisfactory to the Company to the effect that the sale, transfer, assignment, pledge, encumbrance or other disposition of such Purchased Shares or such beneficial interest, as the case may be, does not require registration under the Act or any applicable state securities laws.

        (b) The Purchaser understands and agrees that neither the Company nor any agent of the Company shall be under any obligation to recognize any transfer of any of the Purchased Shares if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

        8. SECTION 83(B) ELECTION. The Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser hereby agrees to deliver to the Company a signed copy of any instrument, letter or other document the Purchaser may execute and file with the Internal Revenue Service evidencing the Purchaser's election under Section 83(b)(2) of the Internal Revenue Code of 1986, as amended, to treat the Purchaser's receipt of the Purchased Shares hereunder as includable in the Purchaser's gross income in the year of receipt. The Purchaser shall deliver a copy of any such instrument of election to the Company no later than the date on which any such election is required to be made in accordance with the appropriate provisions of the Internal Revenue Code or applicable Regulations thereunder. THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

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        9. GENERAL PROVISIONS.

        (a) This Agreement shall be governed by the internal substantive laws of the State of Delaware and shall be binding upon the heirs, personal representatives, executors, administrators, successors and permitted assigns of the parties.

        (b) This Agreement together with the Plan supersedes all prior written and oral agreements and understandings between the parties and represents the entire agreement between the parties with respect to the subject matter hereof and may only be modified or amended in writing signed by both parties.

        (c) Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

        if to the Company, to:

        NBC Holdings Corp.
        c/o Weston Presidio Capital
        John Hancock Tower, 50th Floor
        200 Clarendon Street
        Boston, MA 02116
        Telecopier No.: 617-988-2515

        with a copy to:

        Johan V. Brigham
        Bingham McCutchen LLP
        150 Federal Street
        Boston, MA  02110
        Telecopier No.: 617 951-8736

        if to the Purchaser, to:

        Alan Siemek
        16628 Howard Circle
        Omaha, NE  68118

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        All such notices, request and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of telecopy transmission, when confirmed by telecopy machine report.

        (d) The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party's heirs, successors and permitted assigns. The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Purchaser. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

        (e) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent the party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

        (f) The Purchaser hereby consents to the utilization by the Company, as necessary in connection with dealings with any governmental and regulatory authorities, of any information supplied to the Company by the Purchaser or by the Purchaser's representatives in connection with the offer and sale of the Purchased Shares, and agrees to supply any additional information reasonably requested by any such authority.

        (g) If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

        (h) Headings are for convenience only and are not deemed to be part of this Agreement.

        (i) Each of the Company and the Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

        (j) This Agreement may be executed in counterparts, all of which together shall for all purposes constitute one Agreement, binding on each of the parties hereto notwithstanding that each such party shall not have signed the same counterpart.

        (k) The Company is not by reason of this Agreement or the issuance of any Purchased Shares obligated to continue the Purchaser's employment.

        (l) In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Boston, Massachusetts, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES.

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        IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the day and year first set forth above.


NBC HOLDINGS CORP.                  PURCHASER:


By:     /S/  MARK W. OPPEGARD         /S/  ALAN SIEMEK
        ---------------------         -----------------------------
        Name:  Mark W. Oppegard            Alan Siemek
        Title:  President



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